SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             RAVEN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                     [LOGO]
                             RAVEN INDUSTRIES, INC.

                               205 East 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2000

  -----------------------------------------------------------------------------

         TO THE SHAREHOLDERS OF RAVEN INDUSTRIES, INC.

         Please take notice that the Annual Meeting of Shareholders (the "Meeting") of Raven Industries, Inc. (the "Company" or "Raven") will be held, pursuant to due call by the Board of Directors of the Company, at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, on Wednesday, May 24, 2000 at 9:00 a.m. (C.D.T.) or at any adjournments or postponements thereof, for the following purposes:

                  1.       To elect seven directors;

                  2. To approve the Company's 2000 Stock Option and Compensation Plan; and

                  3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                  Pursuant to due action of the Board of Directors, shareholders of record on April 12, 2000 will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                  A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE, OR ELECTRONICALLY THROUGH THE INTERNET, BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

         IF YOUR SHARES ARE HELD IN "STREET NAME," PLEASE CHECK YOUR PROXY CARD OR CONTACT YOUR BROKER OR NOMINEE TO DETERMINE WHETHER YOU WILL BE ABLE TO VOTE BY TELEPHONE OR ELECTRONICALLY.

                       By Order of the Board of Directors

                       Raven Industries, Inc.



                       Thomas Iacarella
                       Secretary

         April 19, 2000

                                 PROXY STATEMENT
                                       of
                             RAVEN INDUSTRIES, INC.
                                205 E. 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 24, 2000

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the "Company" or "Raven") to be used at the Annual Meeting (the "Meeting") of Shareholders of the Company, which is to be held on Wednesday, May 24, 2000 at 9:00 a.m. (C.D.T.) at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, or at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 19, 2000. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 12, 2000 (the "Record Date") will be entitled to vote at the Meeting or any adjournments or postponements thereof.

VOTING SECURITIES AND PROXIES

         The Company has outstanding only one class of voting securities, Common Stock, $1.00 par value, of which 3,720,407 shares were outstanding as of the close of business on the Record Date, Shareholders representing at least 50 percent of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (which is seven) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as he deems advisable. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for the places to be filled by such election. If cumulative voting is exercised, shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of a director shall not be considered present and entitled to vote on the election of a director.

         Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.

OWNERSHIP OF COMMON STOCK
         The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Company's outstanding Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company's Board of Directors, and (iii) all executive officers and directors as a group.

NAME                                   SHARES
OF BENEFICIAL                          BENEFICIALLY     PERCENT OF
OWNER                                  OWNED            CLASS
-----                                  -----            -----
Anthony W. Bour                           7,000            *

David A. Christensen                    219,096(1)        5.8

Gary L. Conradi                          41,804(2)        1.1

Thomas S. Everist                           500            *

Mark E. Griffin                          36,676(3)         *

Conrad J. Hoigaard                       74,043           2.0

Thomas Iacarella                          8,625(4)         *

Kevin T. Kirby                           51,800           1.4

Ronald M. Moquist                       118,730(5)        3.2

Dimensional Fund Advisors Inc.          320,000(6)        8.6
1299 Ocean Avenue
Santa Monica, CA  90401

Fenimore Asset Management, Inc.         573,192(7)       15.4
118 N. Grand Street
Cobleskill, NY  12043

T. Rowe Price Associates, Inc.          409,500(8)       11.0
100 E. Pratt Street
Baltimore, MD  21202

All executive officers, directors &
nominees as a group (9 persons)         558,274(9)       15.0

--------------------------------------
* Less than 1%

         (1)Includes options to purchase 36,250 shares exercisable within 60 days of the record date. Also includes 42,022 shares owned by his wife, as to which he disclaims beneficial ownership.

         (2)Includes options to purchase 8,750 shares exercisable within 60 days of record date. Also includes 100 shares held by spouse.

         (3)Includes 28,333 shares held by John E. Griffin Trust of which Mark
E. Griffin is co-trustee and 1,359 shares held as custodian for a minor child.

         (4)Includes options to purchase 4,125 shares exercisable within 60 days of record date.

         (5)Includes options to purchase 18,125 shares exercisable within 60 days of record date. Also includes 21,000 shares held by spouse.

         (6)Data obtained from shareholder's most recent Schedule 13G filing with the Securities & Exchange Commission ("SEC").

         (7)Data obtained from shareholder's most recent Schedule 13G filing with the SEC.

         (8)Data obtained from shareholder's most recent Schedule 13G filing with the SEC. The shareholder stated in that filing that: "These securities are owned by various individual and institutional investors, including T. Rowe Price
Small Capital Value Fund, Inc. (which owns 350,000 shares,...., which T. Rowe
Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities."

         (9)Includes options to purchase 67,250 shares exercisable within 60 days of the record date. Also includes 63,122 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

ELECTION OF DIRECTORS
PROPOSAL NO. 1

         Seven directors are to be elected at the meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. The Board of Directors proposes for election the nominees listed below:

                                    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
NAME AND AGE                        PAST FIVE YEARS AND DIRECTORSHIPS                                      DIRECTOR
OF NOMINEE                          IN PUBLIC COMPANIES                                                    SINCE
---------------                     ---------------------------------------                                --------
Anthony W. Bour (62)                President & Chief Executive Officer of Showplace Wood Products,          1995
                                    Harrisburg, SD.  Broker Associate Commercial Real Estate,
                                    Hegg Companies, Sioux Falls, SD. Former President, Starmark, Inc.,
                                    Sioux Falls, SD.  Director, U.S. Bank of South Dakota.

David A. Christensen (65)           President and Chief Executive Officer of the Company                     1971
                                    since April 1971.  Director of Northern States Power Co.,
                                    Minneapolis, MN, Medcomp Software, Inc., Colorado Springs, CO,
                                    and Wells Fargo & Co., San Francisco, CA,  the latter
                                    of which provides borrowings to the Company,
                                    the terms of which management considers competitive
                                    with other sources generally available to the Company.
                                    The largest amount of such borrowings outstanding during
                                    the year ended January 31, 2000, was $9,500,000 of which
                                    $4,000,000 remained outstanding at January 31, 2000.

Thomas S. Everist (50)              President & Chief Executive Officer of L.G. Everist, Inc., Sioux         1996
                                    Falls, SD, since 1987.  Director of MDU Resources, Bismarck,
                                    ND, Director of Standard Ready Mix, Inc., Sioux City, IA, Director
                                    of Spencer Quarries, Inc., Spencer, SD.

Mark E. Griffin (49)                President and Chief Executive Officer of Lewis Drugs, Inc., Sioux        1987
                                    Falls, SD, since 1986, where he previously served as Executive
                                    Vice President.  President & CEO of Griffson Realty Company,
                                    Fredin Assoc. & G.E.F. Assoc., Sioux Falls, SD.

Conrad J. Hoigaard (63)             Chairman of the Board of the Company and President                       1976
                                    and Chairman of the Board of Hoigaard's Inc. (a retail
                                    business), Minneapolis, MN.

Kevin T. Kirby (45)                 President of Kirby Investment Corp., Sioux Falls, SD, since              1989
                                    1992.  Director of H.F. Financial Corp. & Home Federal Savings
                                    Bank, Sioux Falls, SD.  Executive Vice President and Treasurer
                                    of Western Surety Company, 1979-1992.

Ronald M. Moquist (54)              Executive Vice President, Raven Industries, Inc., since 1985, Vice       1999
                                    President, Raven Industries, 1978-1985, encompassing both corporate and divisional management positions.  Joined Raven Industries in 1975 as Sales and Marketing Manager.


All shares represented by proxies will be voted FOR the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxies.

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote for the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for the election of directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR all the previously named nominees unless a contrary choice is specified.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

EXECUTIVE COMPENSATION

         The following table ("Summary Compensation Table") sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer of the Company and each of the executive officers of the Company:



                           SUMMARY COMPENSATION TABLE
                           --------------------------



---------------------------------------------------------------------------------------------------------------------


                                                                                     LONG -TERM
                                                                                     COMPENSATION
                                                                                     AWARDS
                                                                                     ------------
                                             ANNUAL COMPENSATION                     SECURITIES       ALL  OTHER
                                             -------------------                     UNDERLYING       COMPENSATION(2)
NAME & PRINCIPAL           YEAR     SALARY ($)    BONUS ($)    OTHER ANNUAL   (1)    OPTIONS (#)      ($)
POSITION (a)               (b)        (c)           (d)        COMPENSATION ($) (e)  AWARDS (g)       (i)

---------------------------------------------------------------------------------------------------------------------


David A. Christensen       2000      348,800      70,542          106,447                               11,433
President & Chief          1999      338,600      40,632          188,025              10,000           11,425
Executive Officer          1998      328,700      39,444          157,670              15,000           19,373




Gary L. Conradi            2000      105,600       6,336           28,025               3,000            3,345
Vice President             1999      102,500       6,150           47,528               3,000            3,261
Administrative Services    1998       98,500       5,910           43,648               4,000            5,363




Thomas Iacarella           2000      105,000       7,476           19,839               3,000            3,364
Vice President-Finance     1999(3)    94,500       7,565           29,362               3,000            3,038
Secretary & Treasurer




Ronald M. Moquist          2000      175,300                       19,369               5,000            5,757
Executive Vice             1999      170,300      17,030           70,158               5,000            5,261
President                  1998      165,300       4,991           55,123               7,500            8,647

(1)      Other Annual Compensation - column (e) ($)



                                                   2000       1999       1998
                                                   ----       ----       ----

David A. Christensen
--------------------
Tax reimbursement on stock based compensation     24,526    105,000     72,844
Life insurance premiums                           21,642     21,642     21,642
Company provided auto                             16,429     15,848     15,951
Other taxable fringe benefits                      9,446     11,453     12,412
Tax reimbursement on taxable fringe benefits      34,404     34,082     34,821
                                                 -------    -------    -------
                                                 106,447    188,025    157,670
                                                 =======    =======    =======


Gary L. Conradi
---------------
Tax reimbursement on stock based compensation                21,000     14,569
Life insurance premiums                            8,200      8,200      8,200
Other taxable fringe benefits                     10,731      9,720      9,974
Tax reimbursement on taxable fringe benefits       9,094      8,608     10,905
                                                 -------    -------    -------
                                                  28,025     47,528     43,648
                                                 =======    =======    =======


Thomas Iacarella
----------------
Tax reimbursement on stock based compensation                10,500
Life insurance premiums                            4,130      4,130
Other taxable fringe benefits                      9,271      8,705
Tax reimbursement on taxable fringe benefits       6,438      6,027
                                                 -------    -------
                                                  19,839     29,362
                                                 =======    =======


Ronald M. Moquist
-----------------
Tax reimbursement on stock based compensation                52,500     36,422
Life insurance premiums                            6,995      6,995      6,995
Other taxable fringe benefits                      5,120      4,050      4,029
Tax reimbursement on taxable fringe benefits       7,254      6,613      7,667
                                                 -------    -------    -------
                                                  19,369     70,158     55,113
                                                 =======    =======    =======


(2) Represents the Company's contribution related to the individual's participation in the Company's Profit Sharing and 401(k) Plan.

(3) Mr. Iacarella was named Vice President - Finance, Secretary & Treasurer on August 1, 1998. Compensation information in the table includes the entire fiscal year.

         The following table sets forth information regarding the stock options that were granted during fiscal 2000 to the executive officers named in the Summary Compensation Table and the potential realizable value of such options if the value of the Company's Common Stock appreciated during the term of such options at assumed rates of growth:

            STOCK OPTIONS GRANTED FISCAL YEAR ENDED JANUARY 31, 2000

                                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                                      AT ASSUMED ANNUAL RATES OF
                                                                                                     STOCK PRICE APPRECIATION FOR
                                                                                                             OPTION TERM(2)
                                                                                                     ----------------------------
                                             % OF TOTAL OPTIONS
                           OPTIONS          GRANTED TO EMPLOYEES   EXERCISE          EXPIRATION
NAME                       GRANTED(#)(1)           IN FY           PRICE ($/SH)         DATE            5%($)            10%($)
---------------------------------------------------------------------------------------------------------------------------------
David A. Christensen                0                  N/A              N/A                N/A            N/A               N/A
Gary L. Conradi                 3,000                  9.1            14.25           11-29-04         11,811            26,099
Thomas Iacarella                3,000                  9.1            14.25           11-29-04         11,811            26,099
Ronald M. Moquist               5,000                 15.2            14.25           11-29-04         19,685            43,499

         (1)All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. Upon a change in control, vesting of options is accelerated. The option price may be paid in cash or by delivery of shares of the Company's common stock, held by the option holder for at least six months, valued at the market price on the date of the option exercise. These options were incentive stock options and no income tax is payable by the executives unless shares are sold. In connection with the exercise of previously issued non-qualified stock options, the Company pays a reimbursement cash bonus of 35% of the exercise price of the option to assist in payment of income taxes payable by the employee as a result of the option exercise. The plan also allows for the payment of withholding taxes on the exercise of non-qualified stock options through the surrender of shares of the Company's common stock at market value.

         (2)Amounts for the executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

         The following table shows the stock options that were exercised during fiscal 2000 by the executive officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 2000 and the value of unexercised in-the-money options at the end of fiscal 2000:

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                NUMBER OF                     VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                                               AT FY END                             AT FY END
                           SHARES                     -----------------------------      ------------------------------
                         ACQUIRED ON      VALUE
NAME                    EXERCISE (#)   REALIZED ($)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
David A. Christensen             0            0         36,250           18,750                 0                 0
Gary L. Conradi                  0            0          8,750            8,250                 0               375
Thomas Iacarella                 0            0          4,125            6,375                 0               375
Ronald M. Moquist                0            0         18,125           14,375                 0               625

         The graph below compares the cumulative total shareholder return on the Company's Common Stock over the last five years with the total return of the Russell 2000 and the S&P group of diversified manufacturers.

Total Return on $100 Investment Assuming Reinvestment of Dividends

[LINE CHART]

Source: S&P Compustat      Base year = 100:       1/31/95

Company Name               Jan-95  Jan-96  Jan-97  Jan-98  Jan-99  Jan-00
-------------------------- ------- ------- ------- ------- ------- -------

RAVEN INDUSTRIES INC        100.00  105.12  125.94 129.70   94.92   89.07
MANUFACTURING (DIVERS)-500  100.00  146.57  194.02 227.72  269.64  313.90
RUSSELL 2000 INDEX          100.00  129.94  154.57 182.50  183.12  215.85

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's Compensation Committee consists of Messrs. Griffin and Hoigaard.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives since October 21, 1992 have been made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. All decisions by this Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to recently adopted rules designed to enhance disclosure of Companies' policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the Company's, and its subsidiaries', compensation policies for the fiscal year ended January 31, 2000, as they affected the Company's executive officers.

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee has retained the services of an independent compensation consultant for the purpose of reviewing compensation policies and making recommendations to the Committee.

         The Committee compared the entire compensation program with companies of comparable size in similar industries. Although the Company's program fell within the low to medium range for each individual executive, the Committee believes that the Company's compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph above. The above graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company relates in size or industry type.

         There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

         o  Base salary compensation
         o  Annual incentive compensation
         o  Stock options

         Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.

         Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings. For the fiscal year ended January 31, 2000, operating earnings were targeted at a minimum level of $7.7 million and maximized at $8.9 million after providing for all incentive payments. Mr. Christensen had the potential of earning up to 48% of his base salary as incentive compensation based on the Company achieving operating earnings of $8.9 million. The incentive based on operating earnings begins at $7.7 million, with no incentive paid until this level has been reached. The incentive payment based on earnings is calculated in proportion to the ratio of earnings exceeding the minimum target level to the total range used for the calculations. For example, if earnings totaled $8.3 million, 50% of the incentive payment based on earnings would have been paid under the plan. Based on expense control targets established by the Compensation Committee, Mr. Christensen could also earn up to 12% of his base salary.

         Other executives under the plan could have earned from 34% to 44% of base salary based on the same criteria as Mr. Christensen for operating earnings. They also had other specific incentives for achieving individual goals set by the Committee which allowed incentive payments ranging from 6% to 9% of base salary.

         No incentive compensation is awarded unless the minimum levels of performance are met. The Committee has not made any adjustment to predetermined formulas, other than to eliminate the impact of the sale of the Company's Glasstite business, nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.

         Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined without regard to prior year awards.

         Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 2000 granted stock options to officers and key employees. Mr. Christensen was awarded 2,625 shares of common stock in lieu of a stock option grant. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

         The fiscal 2000 base cash compensation of Mr. Christensen was $348,800, which represented a 3.0% increase from his fiscal 1999 annual base salary. Annual incentive payments for each year are based on achieving earnings targets as described above (80% of the maximum incentive payment), and maintaining corporate administrative costs at a certain ratio of total sales. The maximum total annual incentive payment is 60% of base compensation. No subjective factors are used in determining annual incentive payments for Mr. Christensen or the other executives.

         Submitted by the Compensation Committee of the Company's Board of
         Directors:
         Mark E. Griffin               Conrad J. Hoigaard

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

         Each of Messrs. Christensen, Conradi, Iacarella and Moquist (the "Executives") has entered into an employment agreement with the Company (collectively, the "Employment Agreements"). These Employment Agreements can be terminated upon 30 days notice. The Employment Agreements provide that the Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the Company for its executive officers. In the event of death or other termination of employment without "cause" (as defined in the Employment Agreements) during the term of the Employment Agreements, each Executive who has reached specified retirement criteria is entitled to continuation of certain benefits. These benefits will be "grossed-up" to cover anticipated income taxes payable by the Executive on the benefits.

         Each Executive has also entered into a Change in Control Agreement with the Company (collectively, the "Control Agreements"). The Control Agreements contain provisions designed to encourage the Executives to carry out their employment duties in the event of a change of control (as defined below). Such provisions state that, if the Executive's employment is terminated by the Company or the Executive within two years after the change in control, the Executive will receive a severance payment in an amount of twice his annual salary and incentive payment, and certain other benefits. These payments will be "grossed-up" to cover anticipated income and excise taxes.

         A "change in control" is deemed to occur when and if (i) any person becomes the "beneficial owner" of at least 30% of the Company's stock or (ii) a majority of the Board of Directors become individuals other than "Incumbent Members" (as defined in the Control Agreements).

PROPOSALS OF SHAREHOLDERS

         Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting must submit such proposal in writing to David A. Christensen, President & CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117-5107, by December 28, 2000. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as progmulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's fiscal 2001 Annual Meeting of shareholders, if the Company is not provided notice of a shareholder proposal which the shareholder has not previously sought to include in the Company's proxy statement by December 28, 2000, the management proxies will be allowed to use their discretionary authority as outlined above.

PROPOSAL TO ADOPT THE 2000 STOCK OPTION AND COMPENSATION PLAN
PROPOSAL NO. 2

         On March 11, 2000, the Board of Directors of the Company unanimously approved the 2000 Stock Option and Compensation Plan (the "Plan"), subject to approval by the Company's shareholders. A complete text of the Plan is set forth as Exhibit A to this Proxy Statement. The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Exhibit A.

         GENERAL. The purpose of the Plan is to increase shareholder value and to advance the interests of Raven by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of Raven.

         The Plan provides that a committee (the "Committee") composed of at least two members of the Board of Directors of Raven who have not received incentives under the Plan or any other plan of Raven for at least one year may grant Incentives to employees in the following forms: (a) stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted only to employees of Raven (including officers and directors of Raven, but excluding directors of Raven who are not also employees of or consultants to Raven) selected from time to time by the Committee.

         The number of shares of Raven Common Stock which may be issued under the Plan if this proposed amendment is approved may not exceed 250,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 6.7% of the outstanding shares of Raven Common Stock on the Record Date.

         STOCK OPTIONS. Under the Plan, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of Common Stock from Raven. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related Stock Appreciation Right ("SAR"). The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Committee may approve the purchase by Raven of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

         The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of exercise or by withholding from the shares issuable upon exercise of the option shares of Common Stock valued at their fair market value or as otherwise authorized by the Committee.

         In the event that an optionee ceases to be an employee of Raven for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

         STOCK APPRECIATION RIGHTS. A stock appreciation right or SAR is a right to receive, without payment to Raven, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. An SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. An SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

         The Plan confers on the Committee discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of an SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, an SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

         Upon exercise of an SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the exercise price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

         RESTRICTED STOCK. Restricted stock consists of the sale or transfer by Raven to an eligible employee of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

         STOCK AWARDS. Stock awards consist of the transfer by Raven to an eligible employee of shares of Common Stock, without payment, as additional compensation for services to Raven. The number of shares transferred pursuant to any stock award will be determined by the Committee.

         PERFORMANCE SHARES. Performance shares consist of the grant by Raven to an eligible employee of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

         CASH AWARDS. A cash award consists of a monetary payment made by Raven to an eligible employee as additional compensation for his services to Raven. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Committee.

         NON-TRANSFERABILITY OF MOST INCENTIVES. No stock option, SAR, performance share or restricted stock granted under the Plan will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

         AMENDMENT OF THE PLAN. The Raven Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of Raven Common Stock which may be issued to all employees under the Raven Option Plan, (c) materially change or expand the types of Incentives that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Plan, or change the requirements for eligibility under the Plan.

         FEDERAL INCOME TAX CONSEQUENCES. The following discussion sets forth certain United States income tax considerations in connection with any Incentives granted under the Raven Option Plan. These tax considerations are stated in general terms and are based on the Internal Revenue Code and judicial and administrative interpretations thereof (the "Code"). This discussion does not address state or local tax considerations with respect to the receipt, exercise or ownership of such Incentives. Moreover, the tax considerations relevant to receipt, exercise or ownership of such Incentives Common Stock may vary depending on a holder's particular status.

         Under existing Federal income tax provisions, an employee who receives a stock option or performance shares or an SAR under the Plan or who purchases or receives shares of restricted stock under the Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will not normally realize any income, nor will Raven normally receive any deduction for federal income tax purposes in the year such Incentive is granted. An employee who receives a stock award under the Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and Raven will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by Raven.

         When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and Raven will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

         Options which qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then
(i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss; (iii) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) Raven will not be entitled to a federal income tax deduction in connection with the exercise of the option. Raven understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

         Raven further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, Raven will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

         If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a non-qualified option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

         When a stock appreciation right granted pursuant to the Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and Raven will be entitled to a deduction in the same year and in the same amount.

         An employee who receives restricted stock or performance shares subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Raven will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

         The foregoing does not purport to be a complete description of the Federal income tax aspects or consequences of the Incentives. The above discussion is very general in nature and may omit certain information that may affect the tax computations of certain persons receiving such Incentives. Such persons should, therefore, consult their tax advisors with respect to any questions they may have regarding the above described matters, as well as any state and local tax consequences.

         PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote on the plan or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for adoption of the plan. A shareholder who abstains with respect to the adoption of the plan is considered to be present and entitled to vote on the plan at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the plan, shall not be considered present and entitled to vote on the plan.

         All shares represented by proxies will be voted FOR the adoption of the plan unless a contrary choice is specified.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PLAN.

OTHER MATTERS

         BOARD OF DIRECTORS AND COMMITTEES. The Board of Directors held six meetings during the last fiscal year. The Company has an Audit Committee and Compensation Committee, in addition to its Executive Committee. Directors who are not full-time employees of the Company are paid an annual retainer fee of $7,200, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Committee members will receive $600 per meeting attended. The Chairman of the Board receives compensation at the rate of $1,000 per month in addition to the annual retainer fee of $7,200.

         The Company's Audit Committee, which consisted of Messrs. Kirby, Everist and Bour, had two meetings during the fiscal year ended January 31, 2000. The Audit Committee recommended to the full Board the engagement of independent accountants, reviewed the audit plan and results of the audit engagement, reviewed the independence of the auditors, and reviewed the independent auditors assessment of the adequacy of the Company's system of internal accounting controls.

         The Compensation Committee, which consists of Messrs. Hoigaard, and Griffin, had two meetings during the fiscal year ended January 31, 2000. The Compensation Committee reviewed the Company's remuneration policies and practices, and made recommendations to the Board in connection with all compensation matters affecting the Company.

         No member of the Compensation Committee of the Board of Directors was an officer, former officer or associate of the Company or its subsidiaries during fiscal 2000. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 2000.

         INDEPENDENT AUDITORS. The Board of Directors selected the firm of PricewaterhouseCoopers LLP as auditors to the Company for the year ended January 31, 2000. PricewaterhouseCoopers LLP, independent certified public accountants, have audited the Company's financial statements for the past 39 years. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended January 31, 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SOLICITATION. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by telegram or by special letter.

         The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Raven Industries, Inc.
                                    Thomas Iacarella, Secretary

                                    EXHIBIT A
                             RAVEN INDUSTRIES, INC.

                     2000 STOCK OPTION AND COMPENSATION PLAN


         1. Purpose. The purpose of the 2000 Stock Option and Compensation Plan (the "Plan") of Raven Industries, Inc. (the "Company") is to increase shareholder value and to advance the interests of the Company by attracting, retaining and motivating employees and certain key consultants of the Company by furnishing opportunities to purchase or receive shares of Common Stock, $1.00 par value, of the Company ("Common Stock") pursuant to the Plan.

         2. Administration. The Plan shall be administered by the Board of Directors or by the compensation committee (the "Committee") of the Board of Directors of the Company. The Committee shall consist of not less than two directors who shall be appointed from time to time by the Board, each of which such appointees shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the "1934 Act"). The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

         3. Eligible Participants. Employees of or consultants to the Company or its subsidiaries or affiliates (including officers and directors, but excluding directors who are not also employees of or consultants to the Company or its subsidiaries or affiliates), shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries or affiliates and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

         4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); and
(e) performance shares (section 9).

         5. Shares Subject to the Plan.

                  5.1. Number of Shares. Subject to adjustment as provided in
         Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 250,000 shares of Common Stock.

                  5.2. Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to
         Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

                  5.3. Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares.

         6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  6.1. Price. The option price per share shall be determined by the Committee, provided that such price shall not be below the Fair Market Value of the Common Stock subject to the adjustment under
         Section 10.6.

                  6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

                  6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

                  6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

                  6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended):

                           (a) The aggregate Fair Market Value (determined as of
                  the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000.

                           (b) Any Incentive Stock Option certificate authorized
                  under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

                           (c) All Incentive Stock Options must be granted
                  within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

                           (d) Unless sooner exercised, all Incentive Stock
                  Options shall expire no later than 10 years after the date of grant.

                           (e) The option price for Incentive Stock Options
                  shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

                           (f) No Incentive Stock Options shall be granted to
                  any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

         7. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  7.1. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

                  7.2. Duration. Subject to earlier termination as provided in
         Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. No SAR may be exercised during the first twelve months of its term. Except as provided in the preceding sentence, the Committee may in its discretion accelerate the exercisability of any SAR.

                  7.3. Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

                  7.4. Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

                           (a) the number of shares of Common Stock as to which
                  the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

                           (b) the Fair Market Value of a share of Common Stock
                  on the exercise date.

                  In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

         8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

                  8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

                  8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

                  8.3. Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

                           (a) a prohibition against the sale, transfer, pledge
                  or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                           (b) a requirement that the holder of shares of
                  restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost or other specified amount as the Board or the Committee shall determine, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

                           (c) such other conditions or restrictions as the
                  Committee may deem advisable.

                  8.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities law of any state. The shares have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for the shares under the Securities Act of 1933 or unless an exemption from registration is available under the securities laws.

                  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2000 Employee Stock Option and Compensation Plan of Raven Industries, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.

                  8.5. End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

                  8.6. Shareholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

         9. Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

                  9.1. Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

                  9.2. Not Shareholder. The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

                  9.3. No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

                  9.4. Expiration of Performance Share. If any participant's employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participant's rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

         10. General.

                  10.1. Effective Date. The Plan will become effective upon its approval by the affirmative vote of the holders of a majority of the voting stock of the Company at a meeting of its stockholders. Unless approved within one year after the date of the Plan's adoption by the Board of Directors, the Plan shall not be effective for any purpose.

                  10.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.

                  10.3. Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Plan or in the Incentive) or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee's spouse, children, grandchildren or parents (collectively, the "Family Members"), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant's lifetime, an Incentive may be exercised only by him or her, by his or her guardian or legal representative or, in the case of stock options, by the transferees permitted by the preceding sentence.

                  10.4. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

                  10.5. Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  10.6. Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

                  10.7. Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

                  10.8. Withholding.

                           (a) The Company shall have the right to withhold from
                  any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                           (b) Each Election must be made prior to the Tax Date.
                  The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

                           (c) If a participant is an officer or director of the
                  Company within the meaning of Section 16 of the 1934 Act, then an Election must comply with all of the requirements of the 1934 Act.

                  10.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of, or to continue his or her consulting engagement for, the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such person's beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

                  10.10. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

                  10.11. Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 10.6, (a) change or impair, without the consent of the recipient, an Incentive previously granted, (b) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (c) change or expand the types of Incentives that may be granted under the Plan, (d) change the class of persons eligible to receive Incentives under the Plan, or (e) materially increase the benefits accruing to participants under the Plan.

                  10.12 Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive to the contrary, (a) the restriction on all shares of restricted stock award shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance shares shall be deemed to be met and payment made immediately. If any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

                           (1) any person or group of persons becomes the
                  beneficial owner of 30% or more of the voting power of the Company entitled to vote for the election of directors;

                           (2) a majority of the members of the Board of
                  Directors of the Company is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

                           (3) the shareholders of the Company approve an
                  agreement to merge or consolidate with or into another corporation (unless, after such merger or consolidation, the former shareholders of the Company own 51 percent or more of the successor entity's voting equity securities) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

                  For purposes of this Section 10.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not become applicable again should the person cease to own 30% or more of any equity security of the Company.

                  For purposes of this Section 10.12, "Continuing Directors" are directors (a) who were in office prior to the time of any of provisions
         (1), (2) or (3) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

                  10.13. Dilution and Other Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of substantially all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares subject to an Incentive, and the option price per share under all outstanding options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Incentives shall be made without change in any option exercise price applicable to the unexercised portion of such Incentive and with a corresponding adjustment in the option exercise price per share, if any, and such adjustment shall be conclusive and binding for all purposes of the Plan.

                  10.14. Definition of Fair Market Value. For purposes of this Plan, the "Fair Market Value" of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market System or Nasdaq SmallCap Stock Market ("Nasdaq"), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

                                     [LOGO]
                                     RAVEN
                                   INDUSTRIES

                             RAVEN INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             WEDNESDAY, MAY 24, 2000
                                    9:00 A.M.

                                   RAMKOTA INN
                                  38E AND I-29
                              SIOUX FALLS, SD 57104

[LOGO]
RAVEN      RAVEN INDUSTRIES, INC.
INDUSTRIES BOX 5107, SIOUX FALLS, SD                                       PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this form.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you hereby appoint Conrad J. Hoigaard and David A. Christensen, or either of them, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of RAVEN INDUSTRIES, INC. held by you on April 12, 2000, at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 24, 2000 and at any adjournments or postponements thereof.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            --------------------
                                                             COMPANY #
                                                             CONTROL #
THERE ARE THREE WAYS TO VOTE YOUR PROXY                     --------------------

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 23, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/RAVN/ -- QUICK --- EASY --- IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 23, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Raven Industries, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.





                                                    \/ PLEASE DETACH HERE \/


-------                                                                                                                 -------

                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors: 01 Anthony W. Bour           05 Conrad J. Hoigaard    [ ]  Vote FOR all        [ ]  Vote WITHHELD
                          02 David A. Christensen      06 Kevin T. Kirby             nominees (Except         from all nominees
                          03 Thomas S. Everist         07 Ronald M. Moquist          as indicated below)
                          04 Mark E. Griffin

                                                                                -----------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                -----------------------------------------------

2. To approve the Company's 2000 Stock Option and Compensation Plan;            [ ] For       [ ] Against       [ ] Abstain

3. Upon such other business as may properly come before the meeting.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy
Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]  Indicate changes below:
                                                                                     Date _____________________________________


                                                                                -----------------------------------------------



                                                                                -----------------------------------------------

                                                                                Signature(s) in Box

                                                                                Please sign exactly as your name(s) appear on
                                                                                Proxy. If held in joint tenancy, all persons
                                                                                must sign. Trustees, administrators, etc.,
                                                                                should include title and authority.
                                                                                Corporations should provide full name of
                                                                                corporation and title of authorized officer
                                                                                signing the proxy.
